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                                                                   Exhibit 11(i)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report, dated February 5, 1997, on the financial statements of Pinnacle Fund, and to the references to our Firm under the heading "Financial Highlights" in the Post Effective Amendment No. 25 to the Registration Statement filed by Fountain Square Pinnacle Fund with the Securities and Exchange Commission.

/s/ GEO. S. OLIVE & CO. LLC
---------------------------
    Geo. S. Olive & Co. LLC
    Indianapolis, Indiana
    January 20, 1997